Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2022 and, if not defined in the Form 8-K, included in the Company’s effective proxy statement/prospectus dated December 16, 2021 (the “Proxy Statement”), on file with the SEC and incorporated by reference. Any references to the Proxy Statement within the Unaudited Pro Forma Condensed Combined Financial Information refers to the proxy statement on file with the SEC dated December 16, 2021, and incorporated herein by reference.

Basis of Presentation and Background

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of Old Revelation and Petra and give effect to the merger, including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2021, is presented as if the merger had occurred on September 30, 2021. The unaudited pro forma combined condensed consolidated statement of operations for the nine-months ended September 30, 2021, and the year ended December 31, 2020, gives effect to the merger, as if it had been completed on January 1, 2020. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed consolidated statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the merger, as they are nonrecurring in nature. However, the unaudited pro forma combined condensed consolidated balance sheet includes a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated merger costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Petra and Old Revelation, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines the adjusted balance sheet of Petra with the historical condensed consolidated balance sheet of Old Revelation on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2021, combines the historical unaudited statement of operations of Petra with the historical unaudited condensed statement of operations of Old Revelation for the nine-months ended September 30, 2021, and the twelve-months ended December 31, 2020 combines the historical audited statement of operations of Old Revelation for the period from May 4, 2020 (inception) through December 31, 2020 with the historical audited statement of operations of Petra for the twelve months ended December 31, 2020, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	the historical unaudited financial statements of Petra as of and for the nine-months ended September 30, 2021, incorporated by reference in this form 8-K,

●	the historical audited financial statements of Petra as of December 31, 2020, incorporated by reference in this form 8-K,

●	the historical unaudited condensed financial statements of Old Revelation as of and for the nine-months ended September 30, 2021, incorporated by reference in this form 8-K,

●	the historical audited financial statements of Old Revelation for the period from May 4, 2020 (Inception) though December 31, 2020, incorporated by reference in this form 8-K, and

●	other information relating to Petra and Old Revelation, including the Business Combination Agreement and the description of certain terms set forth thereof and the financial and operational condition of Petra and Old Revelation (see “Proposal No. 1 — The Business Combination Agreement,” “Petra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Revelation Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included in the Proxy Statement/Prospectus is included in this Form 8-K or incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Petra believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Petra believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Petra and Revelation.

On January 10, 2022, Petra and Old Revelation, consummated the previously announced Business Combination, pursuant to the terms of the agreement and plan of merger, dated as of August 29, 2021, by and among Petra, Merger Sub, and Old Revelation. Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into Old Revelation, with Old Revelation as the surviving company in the Merger, and, after giving effect to such Merger, Old Revelation was renamed Revelation Biosciences Sub, Inc. and became a wholly-owned subsidiary of Petra and (ii) Petra changed its name to “Revelation Biosciences, Inc..” The Business Combination was accounted for as a reverse merger in which Old Revelation issued stock for the net assets of Petra, accompanied by a recapitalization. The net assets of Petra are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations will be those of Old Revelation.

The aggregate consideration paid to Old Revelation upon the closing of the Merger was 9,871,343 shares of New Revelation common stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of Petra’s shareholders having elected to redeem 2,544,127 and 3,480,692 shares of their Common Stock for $25,695,682 and $35,510,020 in cash based upon actual redemptions on October 8, 2021 and January 6, 2022, respectively.

Revelation Biosciences, Inc. and Petra Acquisition Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands), except per share amounts
As of September 30, 2021

	As of September 30, 2021		Transaction		As of September 30, 2021
	Revelation (Historical)	Petra (Historical)	Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,137	$—	$5,163	A	$8,402
			(918)	B
			20	C
Marketable securities	—	20	(20)	C	—
Prepaid expenses and other current assets	1,565	19	—		1,584
Total current assets	5,702	39	4,245		9,986
Non-current assets:
Marketable securities held in Trust Account	—	73,516	(65,891)	A	7,625
Equipment, net	138	—	—		138
Right-of-use assets	30	—	—		30
Total non-current assets	168	73,516	(65,891)		7,793
TOTAL ASSETS	5,870	73,555	(61,646)		17,779

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	1,032	1,594	1,751	B	4,377
Lease liabilities, current portion	33	—	—		33
Accrued expenses and other current liabilities	1,150	—	—		1,150
Total current liabilities	2,215	1,594	1,751		5,560
Non-current liabilities:
Deferred underwriting fee	—	2,911	—		2,911
Warrant liability	—	2,143	(2,143)	G	—
Total non-current liabilities	—	5,054	(2,143)		2,911
Total liabilities	2,215	6,648	(392)		8,471

Revelation Biosciences, Inc. and Petra Acquisition Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
(In thousands), except per share amounts
As of September 30, 2021

	As of September 30, 2021		Transaction		As of September 30, 2021
	Revelation (Historical)	Petra (Historical)	Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	—	73,509	(73,509)	D	—

Stockholders’ equity (deficit):
Series A Preferred stock	3,904	—	(3,904)	F	—
Series A-1 Preferred stock	3,578	—	(3,578)	F	—
Common stock	2	2	7	F	12
			1	D
Additional paid-in capital	6,828	—	12,780	D	26,296
			(6,604)	E
			7,474	F
			2,143	G
			3,675	B
Retained earnings (deficit)	(10,657)	(6,604)	6,604	E	(17,000)
			(6,343)	B
Total stockholders’ equity (deficit)	3,655	(6,602)	12,255		9,308
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	5,870	73,555	(61,646)		17,779

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021, are as follows:

(A)	Reflects the reclassification of marketable securities to cash based on actual redemptions.

(B)	Represents preliminary estimated direct and incremental transaction costs to be incurred. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in APIC consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A.

(C)	Reflects the reclassification of marketable securities to cash.

(D)	Reflects the reclassification of common stock based on actual redemptions to permanent equity.

(E)	Represents recapitalization of Petra’s historical accumulated deficit.

(F)	Represents recapitalization of Revelation Biosciences, Inc. preferred stock.

(G)	Represents the reclassification of the Petra pre-merger private warrant liability to equity due to the terms of the private warrants being identical to the public warrants upon the completion of the Merger.

Revelation Biosciences, Inc. and Petra Acquisition, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(In thousands, except per share amounts)
For the nine-months ended September 30, 2021

	For the Nine-months Ended September 30, 2021		Transaction		For the Nine-months Ended September 30, 2021
	Revelation (Historical)	Petra (Historical)	Accounting Adjustments		Pro Forma Combined
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Research and development	4,249	—	—		4,249
General and administrative	3,844	2,155	—		5,999
Total operating costs and expenses	8,093	2,155	—		10,248
Loss from operations	(8,093)	(2,155)	—		(10,248)
Other income (expense):
Other income (expense):	(33)	—	—		(33)
Interest income (expense)	—	6	(6)	AA	—
Unrealized loss on marketable securities	—	(17)	—		(17)
Change in the fair value of warrants	—	1,256	—		1,256
Total other income (expense)	(33)	1,245	(6)		1,206
Net loss	(8,126)	(910)	(6)		(9,042)
Income tax provision	—	—	—		—
Net loss	$(8,126)	$(910)	$(6)		$(9,042)

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted-Average Shares Outstanding
Weighted common shares outstanding – basic	2,091,463	1,819,538	12,944,213
Weighted common shares outstanding – diluted	2,091,463	1,819,538	12,944,213
Basic net (loss) income per share	$(3.89)	$(0.50)	$(0.70)
Diluted net (loss) income per share	$(3.89)	$(0.50)	$(0.70)

Revelation Biosciences, Inc. and Petra Acquisition, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(In thousands, except per share amounts)
For the year-ended December 31, 2020

	For the Year Ended December 31, 2020		Transaction		For the Year Ended December 31, 2020
	Revelation (Historical)	Petra (Historical)	Accounting Adjustments		Pro Forma Combined
Revenue:
Revenue	$—	$—	$—		$—
Operating costs and expenses:
Research and development	1,707	—	—		1,707
General and administrative	823	145	—		968
Total operating costs and expenses	2,530	145	—		2,675
Loss from operations	(2,530)	(145)	—		(2,675)
Other expense:
Interest income	—	9	(9)	AA	—
Unrealized loss on marketable securities	—	(2)	—		(2)
Interest earned on cash held in Trust Account	—	2	—		2
Change in fair value of warrant liability	—	(1,494)	—		(1,494)
Total other expense	—	(1,485)	(9)		(1,494)
Net loss	(2,530)	(1,630)	(9)		(4,169)
Income tax provision	—	—	—		—
Net loss	$(2,530)	$(1,630)	$(9)		$(4,169)

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted-Average Shares Outstanding
Weighted common shares outstanding – basic	2,234,664	2,409,951	12,944,213
Weighted common shares outstanding – diluted	2,234,664	2,409,951	12,944,213
Basic net income (loss) per share	$(1.13)	$(0.68)	$(0.32)
Diluted net income (loss) per share	$(1.13)	$(0.68)	$(0.32)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2021, and the year ended December 31, 2020, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation and Accounting Policies

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP because Revelation has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, Petra will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Revelation will become the historical financial statements of New Revelation, and Petra’s assets, liabilities and results of operations will be consolidated with Revelation beginning on the acquisition date. For accounting purposes, the financial statements of New Revelation will represent a continuation of the financial statements of Revelation with the Transaction being treated as the equivalent of Revelation issuing stock for the net assets of Petra, accompanied by a recapitalization. The net assets of Petra will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of Revelation in future reports of New Revelation.

The unaudited pro forma condensed combined financial information reflects all Petra’s public shareholders that exercised redemption rights with respect to their public shares. A total of 6,024,819 shares were redeemed for an aggregate redemption value of approximately $61.2 million. The resulting redemptions will provide Revelation with cash at closing of the Business Combination of greater than the $5,000,001 Net Tangible Asset value Pursuant to the Business Combination Agreement.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Revelation upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Revelation following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Petra and Revelation have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma shares of New Revelation Common Stock issued and outstanding immediately after the Merger, presented under the above scenarios:

	Shares	%
Revelation Shareholders	9,871	76.3%
Petra Acquisition Inc. Shareholders	3,073	23.7%
Pro Forma Common Stock at September 30, 2021(1)	12,944	100.0%

(1)	The table does not include 10.5 million of Public Warrants, 167,867 Rollover Warrants and 460,706 Rollover RSU’s.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New Revelation following the completion of the Merger. The unaudited pro forma adjustments represent New Revelation management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

3.	Income (loss) per share

Represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

For the Year Ended December 31, 2020
Pro-Forma Weighted-Shares Outstanding
Pro forma net loss	$(4,170,371)
Weighted average shares outstanding of common stock – basic	12,944,213
Weighted average shares outstanding of common stock – diluted	12,944,213
Net income per share attributable to common stockholders – basic	$(0.32)
Net income per share attributable to common stockholders – diluted	$(0.32)

For the Nine-Months Ended September 30, 2021
Pro-Forma Weighted-Shares Outstanding
Pro forma net loss	$(9,042,763)
Weighted average shares outstanding of common stock – basic	12,944,213
Weighted average shares outstanding of common stock – diluted	12,944,213
Net loss per share attributable to common stockholders – basic	$(0.70)
Net loss per share attributable to common stockholders – diluted	$(0.70)